Exhibit 10.8

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This second amendment (this “Amendment”) amends the Employment Agreement (the “Agreement”), dated as of February 1, 2023, as amended by that certain Amendment to Employment Agreement (the “First Amendment”), between Rallybio Corporation, a Delaware corporation (the “Company”), and Jonathan I. Lieber (the “Executive”) and is effective as of the date set forth on the signature page hereto. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Agreement.

WHEREAS, the Company and the Executive entered into the Agreement;

WHEREAS, pursuant to the First Amendment, the definition of “Change in Control” in the Agreement was amended to provide that the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 1, 2026, by and among the Company, Farmington Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Candid Therapeutics, Inc., a Delaware corporation (the “Prior Merger Agreement”), would constitute a “Change in Control” for purposes of the Agreement;

WHEREAS, the Prior Merger Agreement has been terminated; and

WHEREAS, the Company and the Executive desire to further amend certain provisions of the Agreement to update the definition of “Change in Control.”

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The definition of “Change in Control” in the Agreement, as amended by the First Amendment, is hereby further amended and restated to include the following clause at the end of such definition:

2. “further, provided, however, that any business combination (including a reverse merger) pursuant to which the stockholders of the Company immediately prior to the transaction beneficially own securities representing less than 50% of the voting power of the Company following the transaction shall constitute a ‘Change in Control.’”

3. The Company and the Executive acknowledge and agree that a “Change in Control” has not occurred under the Agreement as of the date of this Amendment.

4. Except as expressly amended hereby, the Agreement (as amended by the First Amendment) shall remain in full force and effect in accordance with its terms.

5. The Executive acknowledges and agrees that (i) this Amendment may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Amendment may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Amendment is countersigned by the Executive.

[Signature page follows.]

The Company, by its duly authorized officer, and the Executive have executed this Amendment.

RALLYBIO CORPORATION

By:	/s/ Stephen Uden

Name:	Stephen Uden

Title:	Chief Executive Officer

Agreed and Accepted:

/s/ Jonathan I. Lieber

Jonathan I. Lieber